Exhibit 10.1

BROWN SHOE COMPANY, INC.
NON-EMPLOYEE
DIRECTOR SHARE PLAN (2009)

1.           Introduction. The Brown Shoe Company, Inc. Non-Employee Director Share Plan (“Plan”) provides a method for the non-employee directors of Brown Shoe Company, Inc., a New York corporation, or any successor thereto (the “Company”) to participate in the ownership of the Company through the acquisition of shares of the Company’s common stock from the Company.  Thirty thousand (30,000) shares of the Company’s common stock are reserved for issuance hereunder.  This Plan shall be effective as of January 1, 2009.

2.           Definitions.  The terms set forth below shall have the following meanings for purposes of the Plan:

2.1           “Board of Directors” means the board of directors of the Company.

2.2           “Common Stock” means shares of the common stock, par value $0.01 per share, of the Company.

2.3           “Fair Market Value” shall mean the average of the highest and lowest quoted selling prices for shares of Common Stock on the New York Stock Exchange or equivalent securities exchange on the relevant date, or if there is no sale on such date, then on the last previous day on which a sale was reported.

2.4           “Meeting Fees” means those fees payable to a Non-employee Director from the Company for attending meetings of the Board of Directors and committees of the Board of Directors.

2.5           “Non-employee Director” means each member of the Board of Directors who is not an employee of the Company, and if approved by the Board of Directors any honorary or advisory member of the Board of Directors.

2.6           “Retainer” means the retainer payable to a Non-employee Director from the Company, whether for service on the Board of Directors or a committee thereof and whether such retainer be paid, annually, quarterly or in some other manner.

3.           Participation. Each Non-employee Director shall be eligible to participate in the Plan.

4.           Election to Receive Shares in Lieu of Annual Retainer and Meeting Fees.  Each Non-employee Director may make an election to receive all or a portion of his or her Retainer that was to be paid in cash and/or Meeting Fees in shares of Common Stock (a “Share Election”) in lieu of cash.  (A Non-employee director may not make such an election with respect to compensation that is deferred by a Non-employee Director under a nonqualified deferred compensation plan.)  The Company shall issue such shares of Common Stock to the Non-employee Director(s) in accordance with Section 5 hereof.  Any Share Election shall be made in such form and manner as the Company may specify from time to time and shall specify the percentage of the Retainer and/or Meeting Fees to be paid in shares of Common Stock.  If a Non-employee Director does not file an election form, the Non-employee Director will be deemed to have elected to receive the applicable Retainer and Meeting Fees in cash.

5.           Issuance of Shares. Shares of Common Stock issuable to a Director pursuant to Section 4 hereof shall be determined and issued to such Director as follows:

(a)           On the date a Non-employee Director would otherwise have been paid his or her Retainer (or a portion thereof), the Company shall issue to the Non-employee Director a number of shares of Common Stock equal to the amount of the Retainer to be paid in shares of Common Stock (as elected by the Non-employee Director) for the Plan Year divided by the Fair Market Value of a share of Common Stock on such date;

(b)           On the date a Non-employee Director would otherwise have been paid Meeting Fees, the Company shall issue to the Non-employee Director a number of shares of Common Stock equal to the amount of the Meeting Fees to be paid in shares of Common Stock (as elected by the Non-employee Director) divided by the Fair Market Value of a share of Common Stock on such date;

(c)           All shares to be issued by the Company to a Non-employee Director pursuant to this Plan will be credited as a book entry to an account in the Non-employee Director’s name with the Company’s transfer agent.

6.           Fractional Shares.  No fraction of a share of Common Stock will be issued by virtue of a Share Election made by a Non-employee Director, but in lieu thereof, a Non-employee Director who would otherwise be entitled to a fraction of a share shall be entitled to an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Fair Market Value of a share of Common Stock on the date the whole shares are issued.   These fractional share payments for Retainers which relate to fiscal quarters which end during a calendar year and Meeting Fees which relate to meetings which occur during such calendar year shall be aggregated and paid to the Non-employee Director no later than the December 31 of such calendar year.

7.           Legends.  Shares of Common Stock issued pursuant to this Plan have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and therefore, cannot be sold unless subsequently registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available.  Such shares shall be deemed to be “restricted securities” as defined in Rule 144 under the Securities Act.  Each account entry in the register for the Common Stock and/or certificate representing shares of Common Stock issued under the Plan shall, unless the Company otherwise determines, contain a notation in form substantially as follows, together with any other legends that are required by law, the terms and conditions of the Plan or that the Company in its discretion deems necessary or appropriate:

THE SECURITIES REPRESENTED BY THIS ACCOUNT ENTRY AND/OR CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

The Company may cause the transfer agent for the shares of Common Stock to place a stop transfer order with respect to such shares.

8.           Rights as a Shareholder.  A Non-employee Director shall have no rights as a shareholder of the Company with respect to any shares to be issued under the Plan until the shares are issued pursuant to Section 5.

9.           Amendment; Termination.  The Board of Directors may alter, amend, or terminate the Plan in whole or in part at any time and from time to time.

10.           Nontransferability.  The rights and benefits under the Plan shall not be transferable by a Non-employee Director other than by the laws of descent and distribution.

11.           Headings.  The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

12.           Administration.  The Board of Directors shall have plenary authority to interpret any provision of this Plan and to make any determinations necessary or advisable for the administration of this Plan consistent with the terms hereof.

13.           Securities Law compliance.  Transactions under this Plan are intended to comply with all applicable conditions of Rule 16 b-3 or its successors under the Securities Exchange Act of 1934, as amended.  To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

14.           Applicable Law.  The validity, construction, and effect of this Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri, without giving effect to the choice of law principles thereof.